Exhibit Index




          Exhibit

             11             Computations of weighted average
                            number of shares of common stock
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                                   EXHIBIT 11
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             Computation of weighted average number of shares of common stock



                                   For the three months ended    For the six months ended
                                   --------------------------    ------------------------
                                        June          June          June          June
                                        1996          1997          1996          1997
                                      ------        ------        ------        ------
Shares outstanding at
  beginning of period ........        14,885        14,998        11,105        14,989

Weighted average shares issued            26             7         2,033            10

Incremental shares of
  common stock outstanding
  giving effect to stock
  options and warrant ........           318           188           667           228
                                      ------        ------        ------        ------
                                      15,229        15,193        13,805        15,227
                                      ======        ======        ======        ======



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